                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    /X/  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                              UTILICORP UNITED INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/X/ Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        $ 1,078,816
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        Preliminary Joint Proxy Statement/Prospectus on Schedule 14a and
        KC United Corp. Form S-4 File No. 333-02223
        ------------------------------------------------------------------------
     3) Filing Party:
        UtiliCorp United, Kansas City Power and Light
        ------------------------------------------------------------------------
     4) Date Filed:
        February 21, 1996 and April 4, 1996
        ------------------------------------------------------------------------

                                UTILICORP UNITED

                                       AND

                                KANSAS CITY POWER

                                 & LIGHT COMPANY
                                COMBINE TO CREATE

                              MAXIM ENERGIES, INC.


Before I close my remarks this morning/this afternoon, I want to spend some time talking about the merger and give you an opportunity to ask some questions about the transaction itself and the process going forward.

UtiliCorp needs 50.1% of outstanding shares voted in support of the UCU-KCPL merger. UCU employees own 13% of outstanding shares, so you can see that your vote can really have an impact. Additionally, if you understand the terms and benefits of the merger you can answer questions that your friends, family and customers may have about the value of the deal.

               TIMELINE OF EVENTS

               -    JAN. 22 - ANNOUNCED INTENTION TO
                    MERGE

               -    MAY 20 - AMENDED AGREEMENT RELEASED

               -    JUNE 27 - SEC REVIEW COMPLETED

               -    JULY 1 - PROXY MATERIALS MAILED

               -    AUG. 14 - SPECIAL SHAREHOLDER MEETING

               -    MID-1997 - MERGER TRANSACTION COMPLETED


Let's take a look at a timeline of events. On January 22 Rick Green and Drue Jennings announced at a press conference in Kansas City their plans to initiate a merger of equals between UtiliCorp and Kansas City Power & Light.

On May 20 - UCU and KCPL announced that they had amended the merger agreement when it was apparent that the KCPL shareholder vote was not achievable because of KCPL's 66 2/3% voting requirement.

The SEC completed its review of our amended agreement June 27.

The proxy statement and proxy cards were mailed to shareholders July 1.

And the vote will be counted at a special shareholder meeting Aug. 14 in Kansas City. Kansas City Power & Light's meeting is scheduled for Aug. 7.

At this point, we're confident that the merger process will be completed by mid-1997.

               AMENDED MERGER
               AGREEMENT

               -    EXCHANGE RATIO IS NOW ONE-FOR-ONE

               -    CONSISTENT WITH MARKET DEMANDS

               -    REDUCES VOTING REQUIREMENT FOR KCPL FROM
                    66.7% OF SHARES OUTSTANDING TO 50.1% OF SHARES
                    VOTED


Before I go into detail on the strengths of the merger, let me answer a question that I know is on your mind. "Why in the amended agreement do UCU shareholders only get a 1:1 exchange ratio rather than 1.096 that was originally announced?"

A lot of people have been saying that UtiliCorp shareholders lost in the new deal -- but you can't lose what you never had -- and let me tell you, the market was sending a clear message that at the original exchange ratio the deal wasn't achievable.

Another effect of the amended agreement is that it changes the voting requirement for KCPL from approval by two-thirds of all shares outstanding to a simple majority of the shares voted.

               THE PERFECT MERGER OF EQUALS...



               ...DELIVERS BENEFITS TO ALL KEY STAKEHOLDERS


The merger benefits that were discussed in January are equally valid today. If we're going to the leading multinational energy provider, we have to be a growth-oriented company with national and international scope.

We also have to possess operating and financial strength -- and Kansas City Power & Light brings that strength to this union.

               [Map showing KCPL/UtiliCorp operations world wide.]


Let's take a closer look at the strengths of a UCU-KCPL combination

We have tremendous growth prospects. Already we have facilities in 17 states, serve customers in nearly 48 states and own energy interests in Canada, the United Kingdom, New Zealand, Australia and Jamaica. KCPL owns interests in a generating facility in China. Together we'll continue to pursue national and international expansion.

               UCU/KCPL STRENGTHS -

               DIVIDENDS


               ----- 1996 ------

               UCU       KCPL      MAXIM*
               $1.76     $1.58     $1.85

               *MANAGEMENT FIRST YEAR DIVIDEND
                 RECOMMENDATION.


The boards of both UCU and KCPL announced that upon completion of the merger the initial annualized dividend be set a $1.85 per share. In 1996, UtiliCorp shareholders are expected to receive $1.76 - the $1.85 reflects a 5% increase for UCU.

               UCU/KCPL STRENGTHS -

               EARNINGS PER SHARE


                                        Yr. 1     Yr. 2     Yr. 3     Yr. 4
                                        -----     -----     -----     -----

               Synergy Savings          $.10      $.16      $.22      $.25

               Additional Operational
                 Benefits                .08       .08       .07       .06

               Income Enhancement
                 Opportunities           .20       .25       .35       .44
                                         ---       ---       ---       ---

               Total                    $.38      $.49      $.64      $.75



We've said all along that a UCU-KCPL merger isn't about slashing costs and jobs. We've adopted an offensive strategy that focuses on synergies, growth, and new markets. The result is that earnings per share by the combined company could increase as much as $.38 in the first year. By year four that figure is projected at $.75. These amounts are in addition to the current earnings per share resulting from normal operations.

As employee stockholders you can begin to see that when we talk "value," we have something tangible to offer.

                         PROJECTED EPS CONTRIBUTIONS

                                   [GRAPH]

                         [see page 7 for data points]



This slide helps to graphically reinforce why we're able to confidently say that this merger is about growth and value.

Yes, the synergies we've identified will contribute to earnings per share, but look at how those contributions are improved over a four-year period as a result of international growth, new products, additional operational benefits, and energy marketing initiatives.

I think you can reasonably conclude that these projections translate into new opportunities for employees.

                              ACCESS TO CAPITAL


                                     [GRAPH]


It takes money to fund the tremendous growth we're realizing. In 1986, UtiliCorp invested $65 million in new markets and facilities. By 1997, those investments are projected to provide us with $320 million in capital that can be used to fund new initiatives.

As a combined company we will more than double our access to capital -- to $700 million. When your vision is to become the leading multinational provider of energy solution, $700 million can help that vision become reality.

               CREDIT ANALYSIS


          "BBB"                    "A"                 "A-"*

          UTILICORP                KCPL                MAXIM


          * Management anticipates an A- rating. The actual rating will be determined at the time of closing.

When you talk about funding growth, you want a solid credit rating. Currently UtiliCorp is rated BBB, and we're on watch for an upgrade.

KCPL is an A rated company, and we expect that the new company would receive an A- (minus) rating. The higher the rating, the lower the costs of borrowing money.

               WINNER IN MARKETPLACE


               -    Operational excellence

               -    Strong credit rating

               -    National gas marketer/trader -
                    10.5 bcf/day (top 10)

               -    National power marketer/trader -
                    over 10,000 mwh/day (top 10)


In essence, what shareholders are being asked to vote on is a new company with an exciting future -- a company that we now know will operate as Maxim Energies. This is a company that has winning characteristics for the marketplace of the future.


REVIEW BULLET POINTS

               WINNER IN MARKETPLACE

               -    First and dominant national brand -EnergyOne

               - Stand-alone 10-year average total return is above the industry -- UCU: 17.3%; KCPL: 17.7%;
                    industry 13.1%

               - Diverse products, territories, asset base & generating mix

               - Experience operating competitive, nonregulated businesses



REVIEW BULLET POINTS

What I've shared with you this morning/this afternoon, is similar to the message that's being shared with analysts, brokers, the media and others. It's a message that's based on fact and analysis -- not fiction.


I hope it's one that you'll help us share with others to help secure the vote.

               NEXT STEPS


               - Grassroots efforts and support from employees and community leaders

               -    Visits with key institutional shareholders and brokers

               -    Shareholder - to - shareholder campaign

               -    Shareholder mailings

               -    Media interviews

               -    Employee Proxy Day - July 17



So what steps are planned to make sure we get shareholder approval for the merger? We have an aggressive plan under way that's targeted at key audiences.

We're meeting with our large institutional shareholders and brokers, and we're initiating a new shareholder-to-shareholder campaign. Employee shareholders will contact other shareholders who hold 1,000 or more UCU shares to talk about the value of the UCU-KCPL merger.

We think this will be a very effective way to reach those shareholders who have questions but didn't want to take the time to get them answered, and who traditionally may not vote, because they didn't think their vote mattered. Every vote matters. In this case, a non-vote is a "No" vote.

Your vote is particularly important, because it signifies that you have a stake in the company's future and equally important, you have an opinion about how the company positions itself for a changing marketplace.

All UCU locations will promote July 17 as "Proxy Day". There will be proxy boxes in convenient locations for you to return your completed proxy.

               HOW CAN YOU HELP?


               -    Know the facts

               -    Vote

               -    Talk to others


               -    Provide feedback


The best thing you can do is to know the facts and Vote! By not voting, you have automatically voted "No."

I understand that if we get a 90% employee vote, I and the other 13 members of the Leadership Team/Monday Group will be doing someone's job for a day.

I might be answering phones in Michigan, reading gas meters in Minnesota, or climbing a pole in Colorado. You will receive/received details on the "Win-A-Temp" promotion the second week of July. So it's up to you as to whether or not I'm someone's temporary employee for a day, but it sounds like fun -- and I'm more than willing to be involved.

Also, if you're comfortable, share these messages with neighbors, family members and customers. Let them know their vote is important, too.

And let the Kansas City office know if you don't think the message is getting out there. You can call the employee hotline (800-2400-UCU) or the Investor Relations line (800-487-6661).

               THE PERFECT MERGER OF EQUALS...



I'll close my remarks today with the same three words that we used to describe this deal in January.

The UCU-KCPL merger is credible -- you've seen the value it's projected to create.

It's achievable -- Traditionally, our shareholder vote is very high, and historically our shareholders have indicated they trust UCU management by voting in accordance with management's recommendations.

It's strategic -- We articulated our vision in 1994 -- we want to be the leading multinational provider of energy solutions. A UCU-KCPL merger doesn't alter our strategy, it simply accelerates the attainment of our vision.

In the time remaining, I'd be happy to try and answer your questions.

Questions & Answer Session